Exhibit 99.1

Security Capital Assurance Ltd
A.S. Cooper Building
26 Reid Street, 4th Floor
Hamilton HM 11
NEWS RELEASE	Bermuda
Tel: +1 441-279-7450

SECURITY CAPITAL ASSURANCE LTD COMMENTS ON FITCH RATINGS ACTIONS
SCA working with Fitch to maintain AAA ratings

Hamilton, Bermuda, December 12, 2007 – Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) responded today to Fitch Ratings’ (“Fitch”) announcement of the completion of its Insurer Financial Strength (“IFS”) ratings review for XL Capital Assurance Inc. (“XLCA”) and XL Financial Assurance Ltd (“XLFA”), SCA’s financial guarantee insurance and reinsurance subsidiaries, respectively. Following the completion of Fitch’s review, the AAA ratings of both XLCA and XLFA have been placed on Rating Watch Negative pending further action to be taken by both subsidiaries to increase their capital base as required under Fitch’s ratings guidelines within the next four to six weeks.

Paul S. Giordano, SCA’s president and chief executive officer commented: “While we are disappointed with Fitch’s decision today, we have a plan to address their additional capital requirements. Our plan involves a range of options for increasing our capital position within the time period indicated by Fitch.”

SCA’s management team is engaged in discussions with Fitch, Moody’s Investor Services (“Moody’s”) and Standard & Poor’s (“S&P”) regarding XLCA’s and XLFA’s capital position. Moody’s and S&P continue their Financial Strength ratings assessment for all bond insurers. There can be no assurance that SCA’s plan will successfully address Fitch’s capital requirements within their required timeframe.

About Security Capital Assurance
Security Capital Assurance Ltd is a holding company domiciled in Bermuda whose common shares are listed on the New York Stock Exchange (NYSE: SCA) For more information please visit http://www.scafg.com.

Contact:

Investors	Media
Frank Constantinople	Michael Gormley
+1 441-279-7450	+1 441-279-7450
frank.constantinople@scafg.com	michael.gormley@scafg.com

Catherine Jones +1 212-333-3810 cjones@brunswickgroup.com

FORWARD LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These factors include, but are not limited to: changes in rating agency policies or practices, including adverse changes to the financial strength or financial enhancement ratings of any or all of the Company’s operating subsidiaries; higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; developments in the world’s financial and capital markets that adversely affect the performance of the Company’ investments and its access to such markets; ineffectiveness of Company business strategy, due to changes in current or future market conditions or other factors; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit default swaps; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; increased competition; greater frequency or severity of claims and loss activity; changes in Company reinsurance agreements with certain of its subsidiaries; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; changes that may occur in Company operations and ownership as the Company matures; other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

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